Exhibit 5.1

3580 Carmel Mountain Road, #300 San Diego, CA 92130 858 314 1500 mintz.com

September 25, 2023

Immix Biopharma, Inc.

11400 West Olympic Blvd., Suite 200

Los Angeles, CA 90064

Ladies and Gentlemen:

We have acted as counsel to Immix Biopharma, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the registration for resale by the selling stockholders named in the Registration Statement (the “Selling Stockholders”) of up to an aggregate of 5,154,737 shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), consisting of (i) 3,241,076 shares of Common Stock (the “Shares”) and (ii) 1,913,661 shares of Common Stock (the “Pre-Funded Warrant Shares”) issuable upon the exercise of pre-funded warrants to purchase shares of Common Stock (the “Pre-Funded Warrants”). The Shares and the Pre-Funded Warrants were issued pursuant to a securities purchase agreement, dated August 21, 2023, by and between the Company and the purchaser named therein (the “Securities Purchase Agreement”). This opinion is being rendered in connection with the filing of the Registration Statement with the Commission.

In connection with this opinion, we have examined the Company’s Third Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as restated and/or amended to date and currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies, and the truth and correctness of any representations and warranties contained therein.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

With respect to the Pre-Funded Warrant Shares, we express no opinion to the extent that future issuances of securities of the Company, adjustments to outstanding securities of the Company and/or other matters cause the Pre-Funded Warrants to be exercisable for more shares of Common Stock than the number that remain available for issuance. Further, we have assumed the exercise price of the Pre-Funded Warrants will not be adjusted to an amount below the par value per share of the Common Stock.

Based upon and subject to the foregoing, it is our opinion that the Shares are validly issued, fully paid and non-assessable and that the Pre-Funded Warrant Shares, when issued against payment therefor in accordance with the terms of the Pre-Funded Warrants, will be validly issued, fully paid and non-assessable.

Boston     Los Angeles      New York      San Diego      San Francisco      toronto       Washington

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

MINTZ
September 25, 2023 Page 2

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We understand that you wish to file this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Boston     Los Angeles      New York      San Diego      San Francisco      toronto       Washington

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.